Exhibit 10.25

CONFIDENTIAL TREATMENT REQUESTED:  Certain portions of this document have been omitted pursuant to a request for confidential treatment and, where applicable, have been marked with an asterisk (“[***]”) to denote where omissions have been made.  The confidential material has been filed separately with the Securities and Exchange Commission.

SUBLEASE AGREEMENT

Sublease Agreement made as of December 19, 2019, between Saucony, Inc., a Massachusetts corporation, having a usual place of business at 9341 Courtland Drive, N.E., Rockford, Michigan  49351 (“Tenant”), and SeaChange International Inc., a Delaware corporation, having a usual place of business at 50 Nagog Park, Acton, MA 01720 (“Subtenant”).  This Sublease Agreement shall be referred to herein as this “Sublease”.

Whereas, by that certain Index to Lease with an execution date of July 3, 2014 (such lease, including any rules or regulations that have been or may be promulgated thereunder, being referred to herein as the “Original Lease”), between Bryan J. Koop, Michael A. Cantalupa and Mortimer B. Zuckerman, as Trustees of the Zee Em Trust II, under a Declaration of Trust dated May 28, 1997 and recorded with the Middlesex South District Registry of Deeds in Book 27342, Page 76 (as the same has been and may be amended from time to time, “Landlord”), and Stride Rite Investment Corporation, a Massachusetts corporation (“Original Tenant”), as amended by that certain First Amendment to Lease dated as of November 18, 2014, by and between Landlord and Original Tenant (collectively, the “Main Lease”), Original Tenant leased certain space in the building located at 500 Totten Pond Road, Waltham, Massachusetts (the “Building”), which is commonly known as 10 CityPoint, comprising the entire second, third, fourth and fifth floors of the Building (collectively, “Tenant’s Premises”), which Tenant Premises contains approximately 180,033 rentable square feet; and

Whereas, Tenant, as successor by assignment to Original Tenant, is the current tenant under the Main Lease; and

Whereas, Subtenant wishes to sublease from Tenant, pursuant to the provisions of this Sublease, a portion of Tenant’s Premises consisting of approximately 17,077 rentable square feet of space located on the fourth (4th) floor of the Building, and more particularly shown on the plan attached hereto as Exhibit A (such subleased portion of Tenant’s Premises being referred to herein as the “Subleased Premises”).

Now, therefore, it is agreed between the parties hereto as follows:

1.Agreement to Sublease for Term.  Tenant hereby subleases to Subtenant, and Subtenant hereby takes and subleases from Tenant, the Subleased Premises for a term of five (5) years and three (3) months, commencing on December 1, 2019 (the “Commencement Date”) and ending February 28, 2025 (the “Initial Term”).  The Initial Term, as the same may be extended pursuant to the terms and conditions of this Sublease, is sometimes referred to herein as the “Term”.

Subtenant shall have the right to extend the term of this Sublease upon all of the terms, covenants and conditions contained herein for one (1) extension period from March 1, 2025 through February 29, 2028 (the “Extension Period”), by written notice given to Tenant not less than nine (9) months prior to the expiration of the Initial Term.  Subtenant’s right to extend the term of this Sublease shall be void and any notice given by Subtenant in connection thereto will be ineffective (i) if this Sublease is not in full force and effect when any such right is exercised, or (ii) if a default continuing beyond applicable notice and cure periods shall exist under this Sublease

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at the time Subtenant’s notice of the exercise of its right to extend the term of this Sublease is given to Tenant.  In the event Subtenant fails to give notice in strict compliance with the terms of this paragraph, the Subtenant’s option to extend shall be deemed conclusively to have been waived and the Sublease shall not be extended beyond the expiration of the Initial Term.

Subject to and upon all of the terms, provisions, agreements, covenants and conditions contained in this Sublease and the Main Lease, upon the later of the business day next following (i) the mutual execution and delivery of this Sublease, (ii) Landlord providing its written consent to this Sublease, and (iii) Subtenant delivering to Tenant the Security Deposit, first month’s Base Rent, and commercially reasonable evidence that Subtenant is maintaining the Subtenant insurance required under this Sublease (the “Early Access Date”), Subtenant shall be entitled to access the Subleased Premises for the purpose of constructing Subtenant’s Work (as defined herein) prior to the Commencement Date and to otherwise prepare the Subleased Premises for its occupancy (the “Early Access Period”); provided, however, Subtenant shall not be required to pay Base Rent or any utility charges during the Early Access Period, which period shall commence on the Early Access Date and continue until the Commencement Date.

“Subtenant’s Work” means the construction of a new data closet and all related power, cabling, and HVAC in the location and manner approved by Tenant prior to Subtenant’s commencement of Subtenant’s Work.  To the extent Subtenant’s Work involves any construction within the Building, Subtenant shall take out and maintain (or cause the contractor under its construction contract(s) to take out and maintain) public liability insurance in a minimum amount of Three Million and No/100 Dollars ($3,000,000.00) combined single limit.  Said liability insurance shall name Landlord and Tenant as an additional insureds with Subtenant (and shall contain a cross-liability endorsement) and shall be non-cancelable with respect to Landlord and Tenant except upon thirty (30) days’ notice to Landlord and Tenant.  Subtenant shall also take out and maintain (or cause the contractor under its construction contract(s) to take out and maintain) all builder’s risk insurance to the full insurable value of improvements constructed by Subtenant and materials stored at the Subleased Premises.  Said builder’s risk insurance shall name Landlord and Tenant as an additional insureds and shall be non-cancelable with respect to Landlord and Tenant.  Certificates of all such insurance shall be delivered by Subtenant to Landlord and Tenant within a reasonable period of time following Subtenant’s entering into any such construction contract(s) (but in all events prior to Subtenant or Subtenant’s general contractor commencing construction).

2.Incorporation of Main Lease.

a.Subtenant acknowledges that it has been provided both a copy of the Main Lease and an opportunity to review the Main Lease.  Except as otherwise expressly provided in this Sublease, the provisions of the Main Lease are incorporated into and made a part of this Sublease as they relate to the Subleased Premises and also to the Building and any land on which the Building is located (the “Land” and, together with the Building, the “Property”) which serve or are available to occupants of the Subleased Premises.  The provisions of the Main Lease which are so incorporated into this Sublease pursuant to the preceding sentence shall, coincident with their incorporation, be amended so that references in the Main Lease to “Landlord” and “Tenant” shall be deemed to refer to Tenant and Subtenant respectively, all references to the “Premises” in the Main Lease shall be deemed references to the Subleased Premises herein, all references to the

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term of the Main Lease shall be deemed references to the Term of this Sublease, unless the context indicates that such amendment should not be made or such amendment would have an illogical effect on the provision being so amended.  All uses of the term “Sublease” in this Sublease shall be regarded as referring to this Sublease, into which the Main Lease has been so incorporated.  Subtenant hereby covenants to Tenant that, except as may be otherwise expressly provided in this Sublease, Subtenant shall comply with, and shall faithfully perform all of the obligations of the Main Lease with respect to the Subleased Premises (and the Building and Common Areas, to the extent applicable) arising on or after the Early Access Date and relating to the periods after the date thereof to the extent that the same are not modified or amended by this Sublease.  The relationship between, and rights of, Subtenant and Tenant shall, except as may be otherwise expressly provided in this Sublease, be governed by the Main Lease, and, without limiting the generality of the foregoing, Tenant shall have all of the rights granted to Landlord under the Main Lease and be entitled to exercise such rights with respect to the enforcement of the provisions of this Sublease and Subtenant shall have all of the rights granted to Tenant with respect to the Subleased Premises under the Main Lease and be entitled to exercise such rights with respect to the enforcement of the provisions of this Sublease, except as set forth in subsection b below or as otherwise set forth in this Sublease.

b.Notwithstanding any of the foregoing provisions of this section to the contrary, the following provisions of the Main Lease are not incorporated into or made a part of this Sublease:

Sections 2.1.1, 2.1.2, 2.1.3, 2.1.4, 2.3 - 2.6; Article III; Article IV; the first paragraph and proviso of the third paragraph of Section 5.1; Sections 6.2, 6.3, 7.5, 7.6, 16.4, 16.5, 16.18, 16.21, Article XVII, Article XVIII, and Exhibits B-1, H, K-1, K-2, K-3, Q.

c.In addition to the foregoing, unless caused by Tenant’s failure to perform its obligations under the Main Lease, Tenant shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building or Subleased Premises by Landlord or otherwise, including, without limitation, heat air conditioning, water, electricity, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any liability on the part of Tenant; provided, however, Tenant agrees to use commercially reasonable efforts to enforce Landlord’s obligations under the Main Lease.  Whenever consent or approval or other action on the part of Tenant is required hereunder, Tenant shall not be obligated or required to give any such consent or approval or take any action if the consent or approval or other action of Landlord is also required by the provisions of the Main Lease, unless and until Landlord shall have given such consent or approval or taken such action.  If, however, Landlord refuse to grant such consent, Tenant will have no liability to Subtenant hereunder, nor shall rent abate, nor shall the obligations of the parties hereto to each other be affected by reason thereof.

3.Subordination to Main Lease and Conflicts.  Notwithstanding any other provisions of this Sublease to the contrary, this Sublease, and the interest of Subtenant in the Subleased Premises under this Sublease, shall in all respects be subject and subordinate to all of the provisions of the Main Lease.  To the extent that any provision of this Sublease modifies or differs from any of the provisions of the Main Lease, the provisions of this Sublease shall be controlling, provided, however, that if any provision of this Sublease violates the Main Lease as

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incorporated herein, or asserts authority in one of the parties beyond the authority provided to such party by the Main Lease, the provisions of the Main Lease shall be deemed to limit the provisions hereof.  Nothing in this section shall, however, be deemed to confer upon Subtenant any greater rights than those set forth in this Sublease or to limit any of Subtenant’s obligations under this Sublease.  All of the rights granted to Subtenant under this Sublease are limited to the extent that Tenant has reserved those rights in the Main Lease.

4.Termination of Main Lease and Sublease.  If this Sublease has not previously terminated by its terms, this Sublease shall terminate upon the expiration of the Main Lease.  If the Main Lease shall terminate during the term of this Sublease, which termination is not due to a default of Tenant under the Main Lease, subject to any applicable election by Landlord to have Subtenant attorn to Landlord, this Sublease shall simultaneously terminate on the date of such termination of the Main Lease with the same force and effect as if such termination date had been specified herein as the termination date hereof.  If such early termination of the Main Lease is due to the exercise by Landlord or an express right to do so under the Main Lease (other than due to a default of Tenant under the Main Lease), Tenant shall give notice to Subtenant of such early termination promptly after Tenant learns of same.  Tenant shall faithfully and promptly perform, or cause to be performed, all obligations required of Tenant under the Main Lease, except for those obligations undertaken by Subtenant hereunder, which are solely in the control of Landlord, or which otherwise require possession of the Subleased Premises to perform. If this Sublease is terminated due to an event of default by Tenant under the Main Lease, Subtenant shall be entitled to seek from Tenant any and all remedies permitted by law.

5.Rent.

a.Except as otherwise expressly provided in this Sublease, commencing on December 1, 2019 (the “Rent Commencement Date”), and continuing throughout the term of this Sublease, Subtenant shall pay to Tenant, as rent, base rent (the “Base Rent”) in such amounts and otherwise accordance with the schedule set forth below.  Subtenant shall make equal monthly payments of Base Rent in advance on the day of each month on which rent is required to be paid by Tenant under the Main Lease.  Subtenant shall make such payments without notice, demand, abatement, deduction, counterclaim, or setoff.

Months	Rental Rate	Annual Rent	Monthly Rent[1]
1-3	[***]	[***]	[***]
4-15	[***]	[***]	[***]
16-27	[***]	[***]	[***]
28-39	[***]	[***]	[***]

[1]	Figures are rounded.

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40-51	[***]	[***]	[***]
52-63	[***]	[***]	[***]
Extension Period	[***]	[***]	[***]

b.For the avoidance of doubt, no Base Rent for the Subleased Premises is being charged for the first three (3) calendar months of the Initial Term.   The foregoing will have no effect on additional rent, which rent will continue to be due commencing on the Rent Commencement Date.

c.Except as otherwise expressly provided in this Sublease, commencing on and as of the Commencement Date, and continuing throughout the term of this Sublease, Subtenant shall pay to Tenant, as additional rent, (i) [***] of the amount payable by Tenant (the “Subtenant’s OpEx Share”) on account of any increase in Landlord’s Operating Expenses (as defined in Section 7.4(d) of the Main Lease) over the Landlord’s Operating Expenses for calendar year 2020, and (ii) [***] of the amount payable by Tenant (the “Subtenant’s Tax Share”) on account of any increase in real estate taxes (as defined in Section 6.1(d) of the Main Lease) over real estate taxes for Tax Year 2021, and other regular additional sums payable by Tenant to Landlord under the Main Lease (the “Escalations”, with Subtenant’s OpEx Share and Subtenant’s Tax Share of such Escalations being referred to herein as the “Subescalations”).  If Tenant is required under the Main Lease to make estimated payments on account of any of the Escalations, Subtenant shall also pay to Tenant Subtenant’s applicable  share (i.e., Subtenant’s OpEx Share or Subtenant’s Tax Share) of such estimated payments (which payments shall be included within the meaning of the term “Subescalations” as used herein) at the time and in the manner provided for Base Rent, and Subtenant shall be entitled to Subtenant’s applicable share of any refund made to Tenant corresponding to any overpayment made in connection with such estimated payments.  Tenant shall provide Subtenant with copies of all back up documentation Tenant receives with respect to any Subescalations.

d.Under this Sublease, payments of Base Rent and Subescalations and other additional rent constitute payments of “rent”.  Any payments that are required to be paid by Subtenant to Tenant under this Sublease other than Base Rent shall be deemed to be additional rent payable hereunder by Subtenant to Tenant, and shall, unless otherwise expressly provided in this Sublease, be due and payable thirty (30) days after Subtenant’s receipt of an invoice therefor from Tenant.

e.From and after the Commencement Date, subject to the remainder of this paragraph, Subtenant shall pay for all electricity provided by Tenant to the Subleased Premises at a flat rate of [***]per month (the “Monthly Electric Charge”).  The Monthly Electrical Charge will be paid to Tenant each month concurrently with the payment of Base Rent.  To the extent Subtenant constructs an additional server room in the Subleased Premises, Subtenant will, at Subtenant’s cost and expense, seek to have such additional sever room separately metered (or if not possible, sub-metered) and the costs of utilities supplied thereto billed directly to Subtenant.  To the extent the foregoing cannot be accomplished and Tenant incurs any utility or similar charges in connection with the additional server room, including, without limitation, additional HVAC

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charges, Subtenant will reimburse Tenant for the actual costs incurred by Tenant within twenty (20) business days of submission of an invoice therefor (provided, however, if such additional server room cannot be separately metered or sub-metered, Tenant may reasonably estimate the additional cost and Subtenant will reimburse Tenant based upon such reasonable undisputed estimate).

f.If Tenant shall not have received any payment or installment of Base Rent, Subescalations or other payment (the “Outstanding Amount”) on or before the date on which the same first becomes payable under this Sublease (the “Due Date”), the amount of such payment or installment shall incur interest on the Outstanding Amount from the Due Date through and including the date such payment or installment is received by Tenant, at a rate (the “Default Interest Rate”) equal to the lesser of (i) the rate announced by Bank of America, N.A. (or its successor) from time to time as its prime or base rate (or if such rate is no longer available, a comparable rate reasonably selected by Tenant), plus two percent (2%), or (ii) the maximum applicable legal rate, if any.  In addition, if any rent remains unpaid five (5) business days following Subtenant’s receipt of notice that such rent is overdue, Subtenant shall pay to Landlord a late charge equal to five percent (5%) of the amount due plus any reasonable attorneys’ fees incurred by Tenant by reason of Tenant’s failure to pay such rent.  Such late charge and interest shall be deemed additional rent and shall be paid by Subtenant to Tenant upon demand.

g.If the term of this Sublease begins or ends on any day other than the first day of a calendar month, then all amounts to be paid by Subtenant to Tenant under this Sublease, including Base Rent and Subescalations, for the resulting fractions of a full calendar month shall be prorated on a per diem basis.

h.Except as otherwise expressly provided in this Sublease, all payments to be made by Subtenant pursuant to this Sublease shall be made to Tenant in United States legal tender and addressed to 9341 Courtland Drive, N.E., Rockford, Michigan  49351, Attn: Accounts Payable.

i.“Fair Market Rent” shall be determined:  (A) by agreement between Tenant and Subtenant, negotiating in good faith, no later than thirty (30) days after Tenant’s timely exercise of the Extension Period, or (B) if Tenant and Subtenant shall not have agreed upon the Fair Market Rent by said date as aforesaid (an “Impasse”), then Fair Market Rent for the Extension Period shall be fixed by means of an Appraisers’ Determination, as more particularly addressed in Exhibit B hereto.

j.The parties hereby stipulate that the Subleased Premises, the office portion of the Building, and the Building contain 17,077 rentable square feet, 230,000 rentable square feet, and 245,000 rentable square feet, respectively, and that such square footage amounts are not subject to adjustment or re-measurement by Subtenant or Tenant.  Accordingly, there shall be no adjustment in the Base Rent or other amounts set forth in this Lease which are determined based upon rentable or usable square feet of the Subleased Premises.

k.To the extent Subtenant requests and is provided any after-hours services (e.g., after hours HVAC) or other services for which an additional charge may be collected under the Main Lease, Tenant may collect such charge from Subtenant for those services (such charge

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not to be duplicative of any amount actually charged directly to Subtenant by Landlord under the Main Lease) and Subtenant shall pay such undisputed charge after having been billed by Tenant within thirty (30) days.

6.Delivery of Possession and Adjustment of Term.  Tenant shall deliver the Subleased Premises to Subtenant in vacant, broom clean condition, with all systems in good working order, condition and repair, and otherwise in “as is” condition.  Notwithstanding any other provisions of this Sublease to the contrary, if for any reason whatsoever Tenant is unable to deliver possession of the Subleased Premises to Subtenant on the Early Access Date, Tenant will  not be subject to any liability nor shall the validity of this Sublease nor the obligations of Subtenant hereunder be affected. If delivery of the Subleased Premises has not occurred by the Commencement Date for any reason other than a Force Majeure (as hereinafter defined) or the actions or failure to act of Subtenant, Subtenant will receive a credit against Base Rent next due in an amount equal to one (1) day of Base Rent due during month 4 of the Initial Term for each day Tenant fails to deliver possession of the Subleased Premises to Subtenant.  Additionally, if the Subleased Premises have not been delivered to Subtenant by December 15, 2019, Subtenant at its option may terminate this Sublease upon ten (10) business days prior written notice to Tenant provided that the delivery date does not occur within such ten (10) business day period.  Upon such termination, Tenant shall return all sums paid by Subtenant upon the execution of this Sublease, and, upon such return and except as otherwise expressly provided herein, this Sublease shall terminate and the parties shall have no further recourse against each other in connection with this Sublease.

7.Use of Premises.  Subtenant shall use the Subleased Premises for general office use and lawful uses ancillary thereto, as may be permitted under the Main Lease and in accordance with applicable law, permits or approvals, and for no other purpose.  Subject to the terms, conditions and limitations of the Main Lease, Subtenant will be provided the same rights as Tenant to use the Amenities.

8.Parking.  Tenant shall make available to Subtenant for the use of its employees and guests, on a non-exclusive basis, parking made available to Tenant under the Main Lease in an amount equal to 3.5 spaces per 1,000 square feet of rentable square foot of the Subleased Premises (i.e., 60 unreserved parking spaces), subject to the terms, rules and conditions of the Main Lease.

9.Subtenant Identification.  At Tenant’s sole cost and expense, Tenant shall arrange for Subtenant’s name to be included, in the Building-standard format, in the Building directories maintained by Landlord for the identification of the Building’s occupants, which signage shall include, without limitation, the Building lobby and the fourth (4th) floor tenant directory, if any.

10.Condition of Premises and Improvement Work; Use of Furniture.  Subtenant accepts the Subleased Premises “as is” without any obligation on Landlord or Tenant to prepare the same for Subtenant’s use or to make any improvements or alterations to the Subleased Premises or any other portion of the Building.  Although Tenant shall have no obligation or responsibility for furnishing the Subleased Premises, Tenant grants Subtenant the right to utilize during the Term (but only for purposes of occupying and operating in the Subleased Premises) the furniture, fixtures

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and equipment currently located in the Subleased Premises (“Tenant’s Furniture”), which furniture is identified and listed with their condition and quantities in Exhibit D attached hereto.  No warranty or guarantee of condition of said Tenant’s Furniture is being provided by Tenant.  There shall be no additional charge to Subtenant for the use of Tenant’s Furniture.  Subtenant will leave Tenant’s Furniture in the Subleased Premises upon expiration of the Term in good condition and repair, ordinary wear and tear excluded.

11.Maintenance of Premises.  Subtenant shall, at its sole expense, keep the Subleased Premises and the equipment, facilities, fixtures, and furniture therein neat, clean, and in as good condition and repair as when Subtenant first was granted access to the Subleased Premises, reasonable wear and tear, and damage from fire and other casualty not Subtenant’s obligation to repair excepted, and shall perform all obligations of Tenant under the Main Lease with respect to the Subleased Premises and Subtenant’s activities in and about the Subleased Premises and the Building.  Subtenant agrees that Tenant shall not be obligated to furnish for Subtenant any services of any nature whatsoever, including without limitation, climate control, elevator service, cleaning services, security, electrical energy, and miscellaneous power services, water and other public utilities, or to perform any of the Landlord’s obligations under the Main Lease.

12.Tenant’s Obligations Limited.  The Main Lease specifies certain obligations, representations, and warranties of Landlord thereunder.  Notwithstanding the incorporation of the Main Lease into this Sublease as provided elsewhere herein or any other provisions of this Sublease to the contrary, (a) Tenant is not obligated to perform, or guarantee the performance by Landlord of, Landlord’s obligations under the Main Lease, and Landlord’s representations and warranties in the Main Lease are not to be considered the representations and warranties of Tenant under this Sublease, (b) except as otherwise expressly set forth in this Sublease, Tenant shall have no liability for any damage, loss, claim, liability, or expense arising out of the failure of Landlord to perform its obligations under the Main Lease, the breach by Landlord of its representations and warranties under the Main Lease, the acts or omissions of Landlord, or any other circumstance or event beyond Tenant’s control.  Upon written notice from Subtenant to Tenant of Landlord’s failure to so perform its obligations or of Landlord’s breach of such representations and warranties, Tenant shall notify Landlord to that effect and demand Landlord’s performance or rectification of such breach.  Upon such written request of Subtenant, Tenant shall use diligent efforts to cause the Landlord to observe and/or perform the obligations of the Landlord under the Main Lease which relate to the Subleased Premises and shall, upon Subtenant’s written request, exercise any and all remedies available to Tenant (but not termination) under the Main Lease in connection therewith; provided, however Tenant shall not be required to expend unreasonable amounts, in Tenant’s commercially reasonable judgement, in connection with the exercise of such remedies.  In any circumstance in which Tenant’s consent is required under this Sublease and Tenant has agreed herein not to unreasonably withhold or delay such consent, and in which a corresponding consent of Landlord is required pursuant to the Main Lease in order to avoid having the Tenant’s consent constitute a breach of the Main Lease, then Tenant shall not be deemed to have unreasonably withheld or delayed its consent if such corresponding consent of Landlord has not been obtained.

13.Notice from Landlord of Default.  Subtenant shall do nothing (which includes, without limitation, failing to take any action required under the Sublease) that will subject the Main Lease to termination by Landlord under the provisions of the Main Lease.  If Tenant shall receive notice from Landlord of any default occurring under the Main Lease with respect to the Subleased

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Premises, or if there is a default by Subtenant hereunder, Tenant shall notify Subtenant of such default and Subtenant shall be entitled to the same notice and cure periods as Tenant is afforded under the Main Lease for an event of default under the Sublease; provided, however, in no event shall any notice and cure period available to Subtenant be less than five (5) business days.  If any such default by Subtenant remains uncured after Tenant has given Subtenant notice and an opportunity to cure as aforesaid, Tenant shall have, (i) all of the rights and remedies in its dealings with Subtenant as Landlord has under the Main Lease, including without limitation Article 13 of the Main Lease and (ii) in addition to any other rights and remedies available to Tenant under the Main Lease, the right but not any obligation to cure such default and recover from Subtenant as additional rent all expenses, including without limitation reasonable attorneys’ fees, incurred by Tenant in connection with such cure, together with interest at the Default Interest Rate.  By so curing any such default of Subtenant on behalf of and for the account of Subtenant, Tenant shall not be deemed to have waived any of its rights or released Subtenant from any of its obligations under this Sublease.  All damages and expenses, including without limitation reasonable attorneys’ fees, incurred by Tenant in connection with any such cure, together with interest at the Default Interest Rate, shall be paid by Subtenant to Tenant, as additional rent hereunder, immediately upon Tenant’s written demand therefor.  No remedy or election hereunder shall be deemed exclusive, but shall, whenever possible, be cumulative with all other remedies at law or in equity.  The expiration or termination of this Sublease and/or the termination of Subtenant’s right to possession of the Subleased Premises shall not relieve Subtenant of liability under any indemnity provisions of this Sublease as to matters occurring or accruing during the term of the Sublease or by reason of Subtenant’s occupancy of the Subleased Premises.

14.Insurance.  Subtenant shall, at its sole expense, obtain and maintain insurance policies with respect to the Subleased Premises only, the same insurance Tenant is required to obtain and maintain under the Main Lease.  Tenant shall use the proceeds of such policies in the manner required of Tenant under the Main Lease.  Other than Subtenant’s worker’s compensation insurance, Subtenant shall name Tenant and Landlord as additional insureds under all such policies.  Such policies shall be primary and non-contributing with any insurance maintained by Tenant and shall provide that they shall not be modified without thirty (30) days’ prior written notice to Tenant.  Commercially reasonable evidence of the existence and amount of each of such required insurance policies shall be delivered by Subtenant to Tenant before the date on which Subtenant is first given access to or possession of the Subleased Premises.  With respect to each of such required insurance policies, Subtenant shall provide Tenant will proof of renewal or qualified replacement insurance policies at least ten (10) business days before termination of the insurance policy that was previously in effect.  All of such insurance policies shall be maintained throughout the term of this Agreement.

15.No Waste or Nuisance.  Subtenant shall not commit or suffer to be committed any physical waste upon the Subleased Premises or any nuisance or other unreasonable action which may disturb the quiet enjoyment of any other tenant or occupant in the Building.

16.Tenant’s Right of Entry.  In addition to any right of entry to the Subleased Premises that Tenant may have under the provisions of the Main Lease, Tenant reserves the right to enter the Subleased Premises during regular business hours from time to time, and upon at least forty-eight (48) hours prior notice (except in the event of emergency, in which case no notice shall be required), to determine whether Subtenant is in compliance with this Sublease.

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17.Subleasing, Assignment, or Transfer.  Subtenant shall not have the right to sublease, assign, or transfer the Subleased Premises or any portion thereof, and shall not suffer or permit the Subleased Premises or any portion thereof to be subleased, assigned, or transferred by operation of law or otherwise except in accordance with the terms set forth in the Main Lease applicable to Tenant and further provided that consent from Tenant, not to be unreasonably withheld, conditioned or delayed, shall be required where consent of the Landlord is required under the Main Lease.

18.Subtenant Indemnification.  Subtenant shall indemnify Tenant against, and hold Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys’ fees, arising out of (a) any claim by Landlord under the Main Lease resulting from Subtenant’s (i) negligence, (ii) willful misconduct or (iii) use and occupancy of the Subleased Premises by Subtenant and/or its officers, employees, contractors, agents, or invitees (the “Subtenant Parties”) ((i), (ii) and (iii), collectively, the “Causes”), and (b) any claim for injury to persons (including without limitation death) or property damage arising out of the Causes, in all case, unless resulting from the negligence or willful misconduct of Tenant.

19.Tenant Not Liable. Except in connection with the negligence or willful misconduct of Tenant or Tenant’s officers, employees, contractors, agents and invitees, in no event shall Tenant or any of its officers, employees, contractors, agents, or invitees be liable for any damage, loss, claim, liability, or expense sustained by Subtenant or any of its officers, employees, contractors, agents, or invitees (or anyone claiming through them or on their behalf) resulting directly or indirectly from (a) any latent defect in the Subleased Premises or the Building, or in any equipment, facilities, fixtures, or furniture located therein, or (b) any accident or other occurrence in or about the Subleased Premises or the Building, or (c) any negligent acts or omissions of any owner, tenant, or other occupant of the Building (other than Tenant and its employees, contractors, officers, agents and invitees with respect to its own activities on the Subleased Premises) or of any invitee or other person in the Building.  All property placed in the Subleased Premises by Subtenant or any of its officers, employees, contractors, agents, or invitees shall be so placed at the sole risk of such party, and Tenant shall have no liability whatsoever for any damage thereto.  Notwithstanding the above, Tenant agrees to indemnify and save harmless Subtenant to the extent provided in this Section 19 from and against any claims of whatever nature by a third party arising from any injury to any person or property damage occurring in or in the Subleased Premises after the Commencement Date and until the expiration of earlier termination of the Sublease Term from the negligence or willful misconduct of Landlord or Landlord’s agents, employees or contractors, or from any breach of default by Landlord in the performance or observance of its covenants or obligations under this Sublease or the Main Lease, provided, however, that in no event shall the aforesaid indemnity render Tenant responsible or liable for any loss or damage to fixtures, personal property or other property of Subtenant, and Tenant shall in no event be liable for any indirect or consequential damages.  Subtenant shall provide notice of any such third party claim to Tenant as soon as practicable.  Tenant shall have the right, but not the duty, to defend the claim.  Notwithstanding anything contained herein to the contrary, Tenant shall not be obligated to indemnify Subtenant for any claims to the extent that Subtenant’s damages result from the negligence or willful misconduct or breach of this Sublease by Subtenant or any of the Subtenant Parties.  The terms of this Section 19 shall survive any termination or expiration of this Sublease.  The foregoing indemnity and hold harmless agreement shall include indemnity for all costs, expenses and liabilities (including, without limitation, attorneys’ fees and disbursements)

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incurred by Subtenant in connection with any such claim or any action or proceeding brought thereon, and defense thereof.  In addition, in the event that any action or proceeding shall be brought against Subtenant by reason of any such claim, Tenant shall resist and defend such action or proceeding on behalf of Subtenant by counsel appointed by Tenant’s insurer (if such claim is covered by insurance without reservation) or otherwise by counsel reasonably satisfactory to Subtenant.  Subtenant shall not be bound by any compromise or settlement of any such claim, action or proceeding without the prior written consent of Subtenant.  Tenant’s obligation, indemnification and liability shall be limited to actual recovery from, or cure by, Landlord under the Master Lease, the intent being for Tenant’s liability to be limited to a pass through of the indemnification it receives from Landlord for Landlord’s actions under the Main Lease.

20.Covenant of Quiet Enjoyment.  Tenant covenants that for so long as Subtenant makes timely payment of the rent and additional rent due under this Sublease and timely performs all of Subtenant’s other obligations under this Sublease, Subtenant may peaceably and quietly have, hold, and enjoy the Subleased Premises throughout the term of this Sublease subject to the terms and provisions of this Sublease, the incorporated provisions of the Main Lease, and any senior encumbrance to this Sublease.  Subtenant acknowledges that Subtenant has no right, and by this Sublease is granted no right, to exercise any right to expand the Subleased Premises which may be or have been granted by Landlord to Tenant under the Main Lease.

21.Surrender of Premises.  Unless otherwise instructed by Tenant at least sixty (60) days prior to the termination of the Term, Subtenant shall at its own expense and before the end of the term hereof (a) remove any alterations and improvements made to the Subleased Premises by Subtenant (including, without limitation Subtenant’s Work), but excluding any alterations that are expressly permitted to stay pursuant to the terms of this Sublease or that Tenant waived the right to have remove as part of granting its consent to construct, (b) remove all of its contents from the Building, including trade fixtures, machinery, equipment, furniture (but excluding Tenant’s Furniture), and furnishing, (c) repair all damage resulting from the removal of the items specified in the preceding clauses (a) and (b), and close all floor, ceiling, and roof openings, and (d) surrender the Subleased Premises to Tenant in as good condition and repair as the Subleased Premises were in at the Commencement Date, reasonable wear, tear and damage from fire or other casualty not Subtenant’s obligation to repair excepted.  All property of Subtenant remaining on the Subleased Premises after the termination of the term hereof shall be deemed to have been abandoned by Subtenant, provided, however, that if any such property so remains on the Subleased Premises and the removal of such property would impose an expense on Tenant, then, at Tenant’s election, Tenant shall be entitled, but not obligated, to remove such property on behalf of and for the account of Subtenant, in which case all expenses so incurred by Tenant in connection therewith shall be paid by Subtenant to Tenant, as additional rent hereunder, immediately upon Tenant’s demand therefor.

22.Holding Over by Subtenant.  If Subtenant (including without limitation any subtenant, successor, or assignee of Subtenant) holds over and remains in possession of the Subleased Premises or any part thereof beyond the earlier of the expiration of the Term or the termination of this Sublease, (a) unless and until Tenant and Subtenant have otherwise expressly agreed, such holding over shall under no circumstances be deemed to constitute a tenancy at will, a month-to-month tenancy, or any other form of tenancy, and, instead, such holding over shall be regarded as occurring over Tenant’s objection, and Subtenant shall be (i) a tenant at sufferance, or

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(ii) a holdover tenant, whichever is deemed by the law of the pertinent jurisdiction to hold the least rights to, or estate in, the Subleased Premises, (b) in addition to any other amounts payable in connection with this Sublease, Subtenant shall pay to Tenant, as a charge for the occupancy of the Subleased Premises objected to by Tenant, an amount equal to one hundred and fifty percent (150%) of the Base Rent in effect during the month immediately preceding the termination of the term of this Sublease, and such payments shall be made on the same schedule and in accordance with the same procedures as were in effect concerning such payments prior to the commencement of such holding over, (c) in addition to and without limiting any other rights and remedies that Tenant may have on account of such holding over, provided that Subtenant has held-over in the Subleased Premises for more than (i) forty-five (45) days, then commencing on such forty sixth day of such holdover in the case of the expiration of the Term of the Sublease or (ii) one hundred and eighty (180) days beyond written notice of the termination date in the case of an earlier termination of the Sublease (other than due to a Subtenant default), then commencing on such one hundred and eighty first day of such holdover in the case of an earlier termination of the Sublease, Subtenant shall pay to Tenant all direct, indirect and consequential damages, costs, and expenses incurred by Tenant as a result of such holding over, including without limitation any costs and expenses that Landlord charges to Tenant on account thereof, and (d) indemnify Tenant against, and hold Tenant harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys’ fees, arising out of such holding over.

23.Fire, Casualty, and Eminent Domain.  With respect to any damage or destruction by fire or other casualty, or any taking by eminent domain, the provisions of the Main Lease shall govern; provided, however, Tenant shall obtain Subtenant’s consent, to make whatever elections are provided to Tenant under the Main Lease with respect to the Subleased Premises.  Notwithstanding the foregoing, in the event that material damage or destruction by fire or other casualty, or any material taking by eminent domain shall occur with respect to the Subleased Premises during the last twelve months of the term of the Sublease or the casualty is such that repairs to the Subleased Premises cannot reasonably be completed within one (1) year of the date of damage, Subtenant shall have the right to terminate the Sublease upon thirty (30) days prior written notice to Tenant.

24.Force Majeure.  This Sublease and the obligation hereunder of Subtenant to pay Base Rent, Subescalations and additional rent, and to perform under all other provisions of this Sublease shall in no way be affected, impaired, or excused because Tenant is unable to fulfill any of the obligations that, under this Sublease, are expressly or implicitly to be performed by Tenant if Tenant is delayed or prevented from so doing by reason of accident, inclement weather, fire, flood, strike, other labor dispute, war, act of God, act of government, or any other cause beyond the control of Tenant (such events being collectively referred to herein as a “Force Majeure”), unless Subtenant is unable to pay Base Rent, Subescalations and additional rent or perform under all other provisions of this Sublease due to a Force Majeure.

25.Security Deposit.

a.On or before the earlier of the Early Access Date and the Commencement Date, Subtenant shall deliver to Tenant a security deposit in the amount of One Hundred Fifty Thousand Dollars ($150,000.00) (the “Security Deposit”) to be held by Tenant as security for Subtenant’s performance of its obligations hereunder, including without limitation the surrender

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of possession of the Subleased Premises to Tenant as herein provided.  In no instance shall the amount of the Security Deposit be considered a measure of liquidated damages.  All or any part of the Security Deposit may be applied by Tenant in total or partial satisfaction of any obligation or default (after expiration of applicable notice and cure periods) hereunder by Subtenant.  The application of all or any part of the Security Deposit to any obligation or default of Subtenant under this Sublease shall not deprive Tenant of, or constitute a waiver by Tenant of, any other rights or remedies to which Tenant may be entitled.

b.If Subtenant defaults beyond applicable notice and cure periods under any of the provisions of this Sublease, including without limitation the provisions pertaining to the payment of rent, additional rent, and other amounts, Tenant may apply or retain the whole or any part of the Security Deposit to the extent required for the satisfaction of Subtenant’s obligations under this Sublease or for any expenditures that Tenant may expend by reason of such default by Subtenant, including without limitation any damages or deficiencies incurred by Tenant that arise out of the re-leasing of the Subleased Premises, regardless of whether or not such damages or deficiencies accrue before or after summary proceedings or other re-entry by Tenant.  If Tenant applies or retains any part of the Security Deposit, Subtenant shall, within ten (10) business days after notice from Tenant, deposit with Tenant the amount so applied or retained so that Tenant shall have the full amount of the original Security Deposit on hand at all times during the term hereof.  The failure of Subtenant to so deposit such additional amount within such ten (10) business day period shall continue a default under this Sublease which will entitle Tenant to all of its rights and remedies under this Sublease (which incorporates the Main Lease).  If Subtenant fully complies with all of the provisions of this Sublease, the unapplied portion of the Security Deposit held by Tenant shall be returned to Subtenant within thirty (30) days after the later of (x) termination of the term of this Sublease and (y) Subtenant fully surrendering possession of the Subleased Premises to Tenant in the delivery condition required hereunder and with all of Tenant’s furniture, fixtures and equipment removed from the Subleased Premises.

c.If Tenant assigns its interest in the Main Lease to an assignee, Tenant shall transfer the Security Deposit to such assignee, and thereupon Tenant shall be released by Subtenant from any liability concerning the Security Deposit, and Subtenant shall look solely to such assignee for the return of the Security Deposit.  The provisions of this section shall further apply to every successive transfer made of the Security Deposit to a new assignee.  Subtenant shall not assign or encumber or attempt to assign or encumber the Security Deposit, and neither Tenant nor its successors or assigns shall be bound by any such assignment or encumbrance or attempted assignment or encumbrance.

26.Broker or Brokers.  Each party hereto represents to the other that it has dealt with no broker or agent in connection with this Sublease other than Cresa and Cushman Wakefield (the “Brokers”).  Each party hereto covenants that it shall indemnify the other party against, and hold the other party harmless from, any damage, loss, claim, liability, or expense, including without limitation reasonable attorneys’ fees, arising out of any breach by the party making such covenant of the foregoing representation.  Tenant acknowledges and agrees that it shall pay the broker’s fees due the Brokers in connection with this Sublease pursuant to separate agreement(s) with the Brokers.

27.Successors and Assigns.  This Sublease shall be binding upon and inure to the

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benefit of the parties hereto and their respective successors, assigns, heirs, and legal representatives, provided, however, that this provision shall not operate to permit any subleasing, assignment, mortgage, lien, charge, or other transfer or encumbrance that is contrary to the provisions of this Sublease.

28.Subtenant to Attorn to Landlord.  In the event that the Main Lease is terminated for any reason other than the election by Tenant to terminate the Main Lease pursuant to any right of election possessed by Tenant under the Main Lease, then, at Landlord’s election, Subtenant shall attorn to Landlord and this Sublease shall be deemed to be and shall become a direct lease between Landlord and Subtenant.

29.Time of the Essence.  Time is of the essence of each provision of this Sublease.

30.Notices.  Unless otherwise expressly provided in this Sublease, any notice, demand, approval, or other communication required or permitted to be given hereunder shall be in writing and be deemed to have been sufficiently given for all purposes hereunder if hand delivered with written proof of delivery, mailed by U.S. Postal Service certified or registered mail with postage prepaid and return receipt requested, or sent via a reputable commercial overnight delivery service with shipment prepaid and written proof of delivery, and addressed to the parties at the addresses for each of them that are specified below, which addresses may be changed by the giving of notice as provided in this section:

If to Tenant:Saucony, Inc.

9341 Courtland Drive, N.E.

Rockford, Michigan  49351

Attn:  General Counsel

If to Subtenant:Before <move date>:

SeaChange International, Inc.

50 Nagog Park

Acton, Massachusetts 01720

Attn: Legal Department

After <move date>:

SeaChange International, Inc.

10 City Point

500 Totten Pond Road

Waltham, Massachusetts  02451

Attn: Legal Department

31.Waivers.  No waiver by any party of a breach of any provision of this Sublease, and no failure by any party to exercise any right or remedy relating to a breach of any provision of this Sublease, shall (a) constitute a waiver or relinquishment for the future of such provision, (b) constitute a waiver of or consent to any subsequent breach of such provision, or (c) bar any right or remedy of such party relating to any such subsequent breach.  The exercise by any party of any right or election under this Sublease shall not preclude such party from exercising any other right or election that it may have under this Sublease.

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32.Sublease Terminology.  Except as otherwise expressly provided in this Sublease, capitalized terms used but not defined herein shall have the meanings assigned to them in the Main Lease.  Wherever it is required by, or appears to be logically sensible in, the context of the language used in this Sublease, singular numbers and terms shall include the corresponding plural numbers and terms, masculine terms shall include the corresponding feminine and neuter terms, and the term “person” shall include “corporation”, “company”, “firm”, “organization”, “association”, “entity”, and analogous terms.  Captions and headings in this Sublease are used for convenience of reference only, do not form a part of this Sublease, and shall not affect in any way the meaning or interpretation of this Sublease.

33.Invalid Provisions.  If any provision of this Sublease, or the application of such provision to any party or circumstance, is found by a court of competent jurisdiction to be invalid or unenforceable, (a) the remainder of this Sublease shall not be affected and shall remain in full force and effect, (b) such invalid provision or application shall be deemed to be stricken from this Sublease, and (c) the parties shall use good faith efforts to preserve the intent of this Sublease by substituting a reasonably comparable provision for the benefit of the party or parties that the invalid or unenforceable provision was intended to benefit.

34.Alterations.

a.Except for Subtenant’s Work or as otherwise expressly provided below, Subtenant shall not make, perform or cause to be performed any interior or exterior improvements to the Subleased Premises (“Subtenant Alterations”) without the prior written consent of Landlord (in accordance with the terms of the Main Lease) and Tenant, to be granted or withheld in Landlord’s or Tenant’s sole and absolute discretion.  However, provided that Subtenant provides Landlord and Tenant with at least fifteen (15) business days’ prior written notice of its intent to make Cosmetic Subtenant Alterations (as defined below), which notice will specifically identify/include (i) the nature of such Cosmetic Subtenant Alterations, (ii) the estimated cost of each element of the proposed Cosmetic Subtenant Alterations and the estimated time to complete the same, (iii) the name of the contractor constructing the Cosmetic Tenant Alterations, together with commercially reasonable evidence that such contractor carries all insurance required under the Main Lease in connection with performing alterations at the Building, (iv) copies of any required governmental approvals, permits or licenses to perform such alterations, consent of Landlord and Tenant shall not be required with respect to the following Subtenant Alterations: (i) any interior cosmetic or decorative Subtenant Alteration (such as the installation of paint or wall coverings) or (ii) other non-structural alterations which (a) do not affect the functioning of the Building’s mechanical, electrical, plumbing or HVAC systems, (b) are not readily visible from the exterior of the Subleased Premises, (c) are of the nature of general office alterations, and (d) cost less than $50,000.00 in the aggregate in any twelve (12) month period (“Cosmetic Subtenant Alterations”), but such Cosmetic Subtenant Alterations shall otherwise comply with all requirements of the Main Lease with respect to alterations and will be installed in a manner which minimizes disturbing any other tenants of the Building including Tenant (Tenant having the right to impose reasonable limitations on any work that may cause excessive noise, dust, etc. or that may cause interference with the normal operations of other tenants of the Building).  Subtenant shall reimburse Landlord and Tenant for all reasonable costs they may incur in connection with reviewing Subtenant’s proposed Subtenant Alterations, including, without limitation, reasonable fees and costs of engineers, architects, attorneys and other consultants for Landlord and Tenant.

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Tenant acknowledges that, subject to (i) Subtenant’s preparation and delivery of plans and specifications, (ii) Landlord and Tenant’s approval of such plan and specifications, (iii) Subtenant obtaining all required governmental permits and approvals, and (iv) compliance with all other terms of this Sublease with respect to Subtenant Alterations including obtaining and maintaining required insurance, Subtenant may install an additional server room in the Subleased Premises.  Tenant may require that such additional server room, if constructed, be removed and the affected area of the Subleased Premises be restored to its condition immediately prior to such construction by providing Subtenant notice of such election at least sixty (60) days prior to the end of the Term, or given upon any earlier termination of this Sublease, which removal will be in accordance with subsection c below.

b.If Landlord and Tenant do approve the proposed Subtenant Alterations in addition to all the requirements of the Main Lease, Tenant may impose as a condition to its consent that Subtenant and/or Subtenant’s contractor(s) post a payment and/or completion bond to guarantee the performance of its construction obligations.  Subtenant shall pay the full cost of designing and constructing the Subtenant Alterations and shall keep the Subleased Premises and the Building free from any liens arising out of work performed, materials furnished or obligations incurred by or on behalf of Subtenant.

c.All Subtenant Alterations (including Cosmetic Subleased Alterations) will be performed at the sole cost of Subtenant.  Furthermore, Tenant may, by written notice to Subtenant given at least sixty (60) days prior to the end of the Term, or given upon any earlier termination of this Sublease, require Subtenant, at Subtenant's expense, to remove any Subtenant Alterations, restore such area to its condition immediately prior to the making of the applicable Subtenant Alteration, and to repair any damage to the Subleased Premises caused by such removal; provided, however, with respect to Subtenant Alterations made or caused to be made with Tenant's consent, Subtenant shall have no obligation to remove such Subleased Alterations if Tenant’s consent included a waiver of Tenant’s right to elect to have such Subtenant Alterations removed, which waiver Tenant may grant or withhold in its sole and absolute discretion..  If Subtenant fails to complete any required Subtenant Alterations removal and/or to repair any damage caused by such removal, Tenant may do so and may charge the cost thereof to Subtenant.  Subtenant hereby indemnifies and holds Tenant harmless from any liability, cost, obligation, expense or claim of lien in any manner relating to the installation, placement, removal or financing of any Subtenant Alterations.

35.Entire Agreement.  This Sublease constitutes the entire agreement between the parties as to the subject matter hereof and supersedes all prior agreements as the subject matter hereof.  No statement, representation, promise, or inducement as to the subject matter hereof which is not included in this Sublease shall be binding upon the parties.  This Sublease may not be amended, revised, extended, or otherwise modified except by a written instrument signed by Tenant and Subtenant.

36.Governing Law.  This Sublease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts, except for the portion of such laws having to do with conflicts of laws.

37.Landlord’s Consent as Condition Precedent.  This Sublease, and the rights and

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obligations of all parties hereto, are subject to the condition precedent that Landlord consent in writing to this Sublease (“Consent”), which Consent will either be in the form attached hereto as Exhibit C or another form reasonably satisfactory to Tenant and Subtenant.  In the event that the Consent is not obtained within thirty (30) days following the mutual execution and delivery of this Sublease, then either party may terminate this Sublease by giving not less than fifteen (15) days written notice to the other, which termination shall be effective on the fifteenth (15th) day following such notice if the Consent is not obtained prior to the end of such 15-day period.

38.Authority of  Subtenant.  Subtenant represents (a) that it is a valid existing corporation licensed to do business in the Commonwealth of Massachusetts and (b) that it has the power and authority to execute and deliver the Sublease and perform its obligations thereunder.

39.Authority of Tenant.  Tenant represents (a) that it is a valid existing corporation licensed to do business in the Commonwealth of Massachusetts, (b) that it has the power and authority to execute and deliver the Sublease and perform its obligations thereunder, and (c) that as of the date hereof, to Tenant’s knowledge, the Main Lease is in full force and effect and there exist no defaults of Landlord or Tenant thereunder.

40.Security.  Tenant shall have no responsibility to provide any type of security services to the Subleased Premises or the Building.  Tenant shall have no responsibility for or with respect to the amount and type of security services, if any, provided to the Subleased Premises or the Building.  Tenant shall not be liable to Subtenant, and Subtenant hereby and expressly assumes all risk of loss in connection with, and waives any claim against Tenant for:  (i) any unauthorized or criminal entry of third parties into the Subleased Premises or the Building, (ii) any damage or injury to property or persons, (iii) any theft or loss of or damage to any property in or about the Subleased Premises or the Building from any unauthorized or criminal acts of third parties, regardless of any action, inaction, failure, breakdown or insufficiency of security, and (iv) the provision of security services (or lack thereof), provided that any of the acts described in (i)-(iv) above are not committed by Tenant, or any of its officers, employees, contractors, or agents.

41.Limitation of Liability.  EXCEPT FOR SUBTENANT’S LIABILITY UNDER SECTION 22 OF THIS SUBLEASE (WHICH SHALL BE CAPPED TO THE AMOUNT SUBTENANT HAS PAID TO TENANT UNDER THIS SUBLEASE), IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES WHETHER FORESEEABLE OR UNFORESEEABLE, OF ANY KIND WHATSOEVER, WHETHER BASED ON WARRANTY, CONTRACT, TORT (INCLUDING NEGLIGENCE) OR OTHERWISE, EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

42.Right of First Offer.

a.Right of First Offer.  During only the Initial Term, subject to the terms and conditions of this Section 43 and any Exempt Transactions, Subtenant shall have a right of first offer on any portion of Tenant’s Premises located on the fourth (4th) floor of the Building that Tenant has elected to market for sublet (“ROFO Space”).  If Tenant elects, at its sole and absolute discretion, to make ROFO Space available for sublease during the Initial Term, so long as Subtenant is not then in default under this Sublease, Tenant shall provide written notice of such

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availability (the “Offer Notice”) to Subtenant and Subtenant shall have a right of first offer (“Right of First Offer”) to add such ROFO Space to the Subleased Premises on the then-existing terms and conditions of this Sublease, except as otherwise provided in this Section 43.  The Offer Notice shall set forth (i) the ROFO Space being offered to Subtenant, with the rentable square footage calculated in a manner consistent with the calculation of the square footage of the Subleased Premises, (ii) Tenant’s proposed base rent for the ROFO Space, and (iii) the date estimated by Tenant as the anticipated commencement date (the “Anticipated Inclusion Date”) for such ROFO Space.

b.Conditions to Exercise. In addition to any other terms or conditions set forth herein, Subtenant’s exercise of its Right of First Offer is conditioned upon Subtenant’s compliance with the following requirements:

(i)Subtenant shall deliver to Tenant written notice exercising its right to lease the applicable ROFO Space (“Subtenant’s ROFO Acceptance Notice”) within ten (10) days after Subtenant’s receipt Tenant’s Offer Notice, it being agreed and acknowledged by the parties hereto that in the event of (i) any election not to exercise the Right of First Offer or (ii) any failure by Subtenant to timely deliver Subtenant’s ROFO Acceptance Notice with respect to the ROFO Space, Tenant shall have the right to lease the applicable ROFO Space to any third party upon terms acceptable to Tenant and such third party so long as the net effective rent (taking into account only the base rent on a net basis, and any allowances and free rent amortized over the initial term) paid by such third party is no less than ninety percent (90%) of the net effective rent in Tenant’s Offer Notice. If Tenant wishes to lease the ROFO Space for less than ninety percent (90%) of the net effective rent contained in Tenant’s Offer Notice, then Tenant shall first re-offer the ROFO Space to Subtenant in accordance with this Section 43 with such revised base rent and Subtenant shall then have ten (10) days within which to elect to lease the ROFO Space on the terms and conditions set forth in re-offer;

(ii)No event of default by Subtenant is then continuing; and

(iii)Subtenant must lease all of the ROFO Space then being offered by Tenant in Tenant’s Offer Notice, subject to all of the terms in Tenant’s Offer Notice.

c.Terms. The following terms shall apply to and govern the lease of the ROFO Space:

(i)Base rent payable during the term of Subtenant’s tenancy of the ROFO Space shall be as set forth in Tenant’s Offer Notice;

(ii)The term of Subtenant’s tenancy of the ROFO Space will begin on the date set forth in Tenant’s Offer Notice and end on the earlier of the expiration date set forth in Tenant’s Offer Notice or the expiration of this Sublease, unless, if such expiration is the expiration of this Sublease, Subtenant otherwise elects to exercise any then-unexercised Extension Option under this Sublease simultaneously with the giving of its Subtenant’s ROFO Acceptance Notice, in which case the applicable ROFO Space shall be leased for a period that is co-terminus with the remainder of the Subleased Premises; and

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(iii)Other terms and conditions, including, without limitation, the payment by Subtenant of additional rent and other charges but excluding the provision by Tenant of any rent concession, Subtenant improvement (including Subtenant Work) or other allowance, shall be the same as set forth in this Sublease, except as otherwise set forth in Tenant’s Offer Notice.

d.Documentation. If Subtenant timely delivers Subtenant’s ROFO Acceptance Notice, then, on the commencement date of Subtenant’s tenancy of the ROFO Space (the “ROFO Space Commencement Date”), the applicable portion of the ROFO Space shall become part of the Subleased Premises, except that (i) Subtenant’s OpEx Share shall thereafter be a fraction, expressed as a percentage, the numerator of which is rentable square footage of the Subleased Premises including the ROFO Space and the denominator of which is the Total Rentable Floor Area of the Office Portion of the Building and (ii) Subtenant’s Tax Share shall thereafter be a fraction, expressed as a percentage, the numerator of which is rentable square footage of the Subleased Premises including the ROFO Space and the denominator of which is the Total Rentable Floor Area of the Building. Within thirty (30) days of receipt from Tenant, Subtenant shall execute and deliver to Tenant those instruments Tenant reasonably requests to evidence any sublease of ROFO Space under this Section 43 (provided that such instruments are substantially consistent with the terms of the applicable Tenant’s Offer Notice, as affected by the terms of this Section 43). If Subtenant shall fail timely to deliver Subtenant’s ROFO Acceptance Notice to Tenant, or if Subtenant does not timely execute the aforementioned instruments reasonably requested by Tenant (provided the same was accurate), Subtenant shall be deemed to have elected to not lease the applicable ROFO Space, Subtenant will have no further right to lease the applicable ROFO Space pursuant to this Section 43, and the Right of First Offer will be deemed void, terminated and relinquished on a going forward basis.

e.ROFO Personal to Subtenant. The Right of First Offer granted herein is personal to the Subtenant named in this Lease and is non-transferable.

f.Exempt Transactions. In no event shall Subtenant’s Right of First Offer under this Section 43 apply to, and Tenant shall have no obligation to provide an Offer Notice with respect to, any ROFO Space that is subject to options to lease/sublease of other subtenants of Tenant (and their successors and assigns) that exist as of the date of this Sublease.

43.Miscellaneous.

a.Counterparts.  This Sublease may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Each party is entitled to rely upon an electronically delivered counterpart of this Sublease executed by the other party with the same force and effect as if such electronic copy were an ink-signed original signed by the party sending such electronic copy and delivered to the other party.  For purposes of this Section, all references to the term “electronic copy” are deemed to include a document forwarded by telecopy transmission or a document forwarded by electronic mail as a Portable Document Format (Adobe Acrobat) (also known as a PDF) attachment to such electronic mail.

19Saucony/SeaChange Sublease Agreement

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b.Headings, Capitalized Terms.  The headings contained in this Sublease are inserted for convenience only and shall not constitute a part hereof.  Capitalized terms used herein and not otherwise defined herein will have the meaning ascribed the same in the Main Lease.

c.Time of Essence.  Time is of the essence of this Sublease and each of its provisions.

Witness the execution hereof under seal as of the date first written above.

SAUCONY, INC. By: /s/ Douglas R. Jones Name: Douglas R. Jones Title: VP & Corporate Controller	SeaChange International, Inc. By: /s/ Michael D. Prinn Name: Michael D. Prinn Title: CFO

20Saucony/SeaChange Sublease Agreement

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EXHIBIT A

Exhibit A has been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of such omitted exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

Exhibit ASaucony/SeaChange Sublease Agreement

[***] Confidential treatment has been requested.

EXHIBIT B

Exhibit B has been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of such omitted exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

Exhibit BSaucony/SeaChange Sublease Agreement

[***] Confidential treatment has been requested.

EXHIBIT C

FORM OF LANDLORD CONSENT

Exhibit C has been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of such omitted exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

Exhibit CSaucony/SeaChange Sublease Agreement

[***] Confidential treatment has been requested.

EXHIBIT D

Exhibit D has been omitted pursuant to Item 601(a)(5) of Regulation S-K.  A copy of such omitted exhibit will be furnished as a supplement to the Securities and Exchange Commission upon request.

Exhibit DSaucony/SeaChange Sublease Agreement

[***] Confidential treatment has been requested.